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            TEXT OF FORM OF COMMON SHARE CERTIFICATE OF VISTA GOLD CORP.


[SIDE 1]

This certifies that - is the registered holder of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

                                  VISTA GOLD CORP.

subject to the Articles of Continuance and By-Laws of the Corporation transferable on the books of the Corporation by the registered holder in person or by Attorney duly authorized in writing upon surrender of this Certificate properly endorsed.

This Certificate is not valid until it is countersigned and registered by the Transfer Agent or Co-Transfer Agent and Registrar of the Corporation.

In Witness Whereof the Corporation has caused this Certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Dated:

                    COUNTERSIGNED AND REGISTERED
                    MONTREAL TRUST COMPANY OF CANADA                   Vancouver
                    TRANSFER AGENT AND REGISTRAR                       Toronto

President and Chief THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK  New York
Executive Officer   CO-TRANSFER AGENT AND REGISTRAR


Vice President, Finance
and Chief Financial
Officer                   By:
                              ---------------------------------------
                                      Authorized Signature

The Shares represented by this Certificate are transferable at the offices of Montreal Trust Company of Canada, Vancouver, B.C., Toronto, Ont. or The Bank of Nova Scotia Trust Company of New York, One Liberty Plaza, New York, N.Y. 10006

[SIDE 2]

Until the Separation Time (as defined in the Rights Agreement referred to below) this Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of the 1st day of May, 1995 (the "Rights Agreement") between Vista Gold Corp. (the "Corporation") and Montreal Trust Company of Canada, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances as set forth in the Rights Agreement, such Rights may be terminated, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by and "Acquiring Person", as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this Certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this Certificate without charge within five days after the receipt of a written request therefor.

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THE CLASS OR SERIES OF SHARES REPRESENTED BY THIS CERTIFICATE HAS RIGHTS,
PRIVILEGES, RESTRICTIONS OR CONDITIONS ATTACHED TO IT. THE CORPORATION WILL FURNISH TO A SHAREHOLDER, ON DEMAND AND WITHOUT CHARGE, A FULL COPY OF THE TEXT OF THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHED TO EACH CLASS AUTHORIZED TO BE ISSUED AND TO EACH SERIES IN SO FAR AS THEY HAVE BEEN FIXED BY THE DIRECTORS, AND THE AUTHORITY OF THE DIRECTORS TO FIX THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF SUBSEQUENT SERIES.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE

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                   (Name and address of transferee)


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shares registered in the name of the undersigned on the books of the Corporation named on the face of this Certificate and represented hereby, and irrevocably constitutes and appoints


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the attorney of the undersigned to transfer the said shares on the register of transfers and books of the Corporation with full power of substitution hereunder.

DATED:


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    (Signature of Witness)                        (Signature of Shareholder)



NOTICE: The signature of this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever, and must be guaranteed by a bank, trust company or a member of a recognized stock exchange.

Signature Guaranteed By:

                                      -2-